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                                                                       EXHIBIT 5

                                November 18, 1996



Calpine Corporation
50 West San Fernando Street
5th Floor
San Jose, CA 95113

               Re:    Registration Statement for Offering of
                      an aggregate of 4,316,858 Shares of Common Stock

Ladies and Gentlemen:

               We refer to your Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 4,041,858 shares of the Common Stock of Calpine Corporation (the "Company") under the Company's 1996 Stock Incentive Plan and 275,000 shares of the Common Stock of the Company under the Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1996 Stock Incentive Plan and the Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  /s/ Brobeck, Phleger & Harrison LLP

                                  BROBECK, PHLEGER & HARRISON LLP